UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 25, 2005

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place Austin, MN 55912
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On January 25, 2005, stockholders of the Company approved the Hormel Foods Corporation 2005 Long-Term Incentive Plan (the “Plan”).  Stockholder approval is designed to enable compensation paid under the Plan to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code.

The Plan is designed to advance the long-term interests of the Company and its stockholders by attracting and retaining key employees and by stimulating such employees to contribute to the continued success and growth of the Company.  Performance periods are designated by the Compensation Committee of the Board of Directors, and awards are determined based on the Company’s total shareholder return compared to the total shareholder return of a designated peer group.  Payments of awards under the Plan may be more or less than 100% of the amount designated to participants based on the Company’s peer group ranking at the end of each designated performance period.

A copy of the Plan is attached hereto as Exhibit 10.1.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c)          Exhibits furnished pursuant to Item 1.01

10.1     Hormel Foods Corporation 2005 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated:	January 31, 2005	By	/s/ M. J. McCOY
M. J. McCOY
Executive Vice President
and Chief Financial Officer

Dated:	January 31, 2005	By	/s/ J. N. SHEEHAN
J. N. SHEEHAN
Vice President and Controller